                                                                 Exhibit 3.4


                                       FORM OF
                               CERTIFICATE ELIMINATING
                       REFERENCE TO THE CLASS A PREFERRED STOCK
                                       FROM THE
                             CERTIFICATE OF INCORPORATION

                                          OF

                                GLOBECOMM SYSTEMS INC.



         Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

         1. The name of the corporation (hereinafter referred to as the "corporation") is Globecomm Systems Inc.

         2. The designation of the series of shares of stock of the corporation to which this certificate relates is the Class A Preferred Stock, filed with the Secretary of State of Delaware on May 30, 1996.

         3. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of the Class A Preferred Stock were provided for in certain resolutions adopted by the Board of Directors of the corporation pursuant to authority expressly vested in it by the provisions of the certificate of incorporation filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

         4. The Board of Directors of the corporation has adopted the following resolution:

         RESOLVED, that none of the authorized shares of the Class A Preferred Stock of the corporation are outstanding, and

         FURTHER RESOLVED, that none of the Class A Preferred Stock of the corporation will be issued, and

         FURTHER RESOLVED, that the proper officers of the corporation be and hereby are authorized and directed to file a certificate setting forth this resolution with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the certificate of incorporation of the corporation all reference to the Class A Preferred Stock.

         5. The effective time of this certificate shall be August __, 1997.

Signed on August __, 1997.



                        _____________________________________
                        David E. Hershberg
                        Chairman of the Baord and
                        Chief Executive Officer